Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2026 (except for Notes 2.3.1, 2.3.2, 4.1 and 14, as to which the date is May 13, 2026) in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-295867) and related Prospectus of IQM Finland Oy dated June 3, 2026.

/s/ Ernst & Young AB

Stockholm, Sweden

June 3, 2026